Exhibit 99.6

CERTIFICATE OF LIMITED PARTNERSHIP

OF

PACIFIC OFFICE PROPERTIES, L.P.

This Certificate of Limited Partnership of Pacific Office Properties, L.P. (the “Limited Partnership”) is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

FIRST: The name of the Limited Partnership is Pacific Office Properties, L.P.

SECOND: The name and address of the registered office of the Limited Partnership in Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

THIRD: The name and address of the general partner is:

NAME	ADDRESS
Pacific Office Properties Trust, Inc.	841 Bishop Street, Suite 1700
Honolulu, Hawaii 96813

IN WITNESS WHEREOF, the undersigned, constituting the sole general partner of the Limited Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the      day of                      2006.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:
Name:
Title: